Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media: Chris Ward iBasis, Inc. +1-781-505-7557 cward@ibasis.net	Investors: Richard Tennant iBasis, Inc. +1-781-505-7828 rtennant@ibasis.net

iBasis Names Edwin van Ierland Head of Global Sales

BURLINGTON, MASS. – October 31, 2007 – iBasis, Inc. (NASDAQ: IBAS), the global VoIP company, today announced that it has named Edwin van Ierland, Senior Vice President, Sales.  Van Ierland joined iBasis in September in conjunction with the company’s transaction with Royal KPN, which resulted in the acquisition of KPN Global Carrier Services by iBasis.  Van Ierland was instrumental in bringing iBasis and KPN together to achieve the transaction that has established iBasis as one of the three largest carriers of international voice traffic in the world.

Van Ierland brings more than 15 years of communications experience to iBasis, including nine with KPN.  Just prior to joining iBasis, van Ierland was managing director of KPN Global Carrier Services, where he was responsible for growing KPN’s international wholesale voice activities, and had P & L accountability.

Van Ierland replaces Dan Powdermaker, who held various sales management positions during his tenure at iBasis.  “We’re grateful for Dan Powdermaker’s hard work and many accomplishments on behalf of iBasis, and we wish him well in the future,” said Ofer Gneezy, president and CEO of iBasis.  “We look forward to Edwin’s leadership as we integrate the expanded global sales team and address the tremendous market opportunities before us.”

About iBasis

Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services and enhanced services for mobile operators. iBasis customers include KPN, KPN Mobile, E-plus, BASE, and many other large telecommunications carriers such as AT&T, Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, Telefonica, and Yahoo. In October 2007, iBasis acquired KPN Global Carrier Services to create one of the three largest carriers of international voice traffic in the world, and KPN became a majority stockholder of iBasis.  On a pro forma basis, the combined company carried more than 20 billion minutes of international voice over IP (VoIP) traffic in 2006. The Company can be reached at its worldwide headquarters in Burlington, Mass., USA at +1 781-505-7500 or on the Internet at www.ibasis.com.

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iBasis is a registered mark, and the global VoIP company is a trademark of iBasis, Inc.  All other trademarks are the property of their respective owners.

Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements describing the effects of the combination of iBasis and KPN Global Carrier Services in the industry, the expected geographic coverage of the combined business, the consolidating nature of the international voice market and iBasis’ ability, to increase business activities and market presence, while lowering costs. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to,(i) the ability of the Company to successfully integrate the operations and employees of KPN Global Carrier Services, the ability to realize anticipated synergies, the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that the Company serves; (ii) the Company’s ability to execute its business plan; (iii) the extent of adoption of the Company’s services and the timing and amount of revenue and gross profit generated by these services; (iv) fluctuations in the market for and pricing of these services; and (v) the other factors described in the Company’s most recent Annual Report on Form 10-K and other periodic and current reports, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

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